BioLife Solutions Reports First Quarter 2026 Financial Results

Total revenue of $27.5 million, up 25% over Q1 2025

GAAP gross margin and non-GAAP adjusted gross margin of 64%

GAAP net income of $1.2 million and non-GAAP adjusted EBITDA of $6.2 million or 22% of revenue

Conference call begins at 4:30 p.m. Eastern time today

BOTHELL, Wash. (May 7, 2026) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of cell processing tools and services for the cell and gene therapy (“CGT”) market, announces financial results for the three months ended March 31, 2026.

“We delivered a solid start to 2026, with first quarter revenue up 25% year-over-year and adjusted EBITDA of $6.2 million,” said Roderick de Greef, Chairman and Chief Executive Officer of BioLife Solutions. “Healthy demand for our biopreservation media and growth across our broader product portfolio reinforces our market leading position, while high-margin, recurring revenue drives a strong financial profile. Our products are embedded across a significant portion of commercial therapies and clinical pipelines, and we are seeing continued momentum across the CGT landscape including expansion into larger indications, encouraging data readouts, renewed funding activity and strategic M&A. This positions us well for the next phase of growth in this market and we remain confident in our full year outlook.”

First Quarter 2026 Business Highlights

•Our biopreservation media is utilized in approximately 250 ongoing commercially sponsored clinical trials in the U.S., representing a more than 70% market share. This includes over 30 Phase III trials, or nearly 80% of these late-stage trials. Our CellSeal vials and hPL products are used in over 35 clinical trials.

•Our biopreservation media is embedded in 17 unique commercial CGTs as of March 31, 2026, with expectations that approvals for 9 additional products, geographic expansions, earlier lines of treatment, or new indications will occur over the next 12 months. Our CellSeal cryogenic vials and hPL products are embedded in four approved therapies.

First Quarter 2026 Financial Results

BioLife is presenting various financial metrics under U.S. generally accepted accounting principles (GAAP) and as adjusted (non-GAAP). In addition, BioLife completed the divestiture of evo in 2025, and is presenting its financial condition and operating results as discontinued operations for all periods presented within the Unaudited Condensed Consolidated Balance Sheets and Unaudited Condensed Consolidated Statements of Operations. The Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) and Unaudited Condensed Consolidated Statements of Cash Flows are presented on a consolidated basis for both continuing operations and discontinued operations. All amounts, percentages, and disclosures for all periods presented reflect only the continuing operations of the Company unless otherwise noted.

REVENUE

•Total revenue for the first quarter of 2026 was $27.5 million, an increase of $5.4 million, or 25%, from $22.1 million for the first quarter of 2025 and up $2.7 million, or 11%, from the fourth quarter of 2025.

GROSS MARGIN

•Gross margin (GAAP) for the first quarter of 2026 was 64% compared with 67% for the first quarter of 2025. Adjusted gross margin (non-GAAP) for the first quarter of 2026 was 64% compared with 68% for the first quarter of 2025.

OPERATING INCOME / (LOSS)

•Operating income (GAAP) for the first quarter of 2026 was $27 thousand compared with an operating loss of $0.5 million for the first quarter of 2025. Adjusted operating income (non-GAAP) for the first quarter of 2026 was $1.0 million compared with $1.2 million for the first quarter of 2025.

NET INCOME

•Net income (GAAP) for the first quarter of 2026 was $1.2 million compared with $0.3 million for the first quarter of 2025. Adjusted net income (non-GAAP) for the first quarter of 2026 was $2.1 million compared with $2.0 million for the first quarter of 2025.

NET INCOME PER SHARE

•Net income per share (GAAP) for the first quarter of 2026 was $0.02 compared with $0.01 for the first quarter of 2025.

ADJUSTED EBITDA

•Adjusted EBITDA, a non-GAAP measure, for the first quarter of 2026 was $6.2 million, or 22% of revenue, compared with $5.4 million, or 24% of revenue, for the first quarter of 2025.

CASH, CASH EQUIVALENTS, AND MARKETABLE SECURITIES

•Cash, cash equivalents, and marketable securities as of March 31, 2026, were $111.5 million.

(As a result of presenting amounts in millions, rounding differences may exist in the percentages above.)

2026 Financial Guidance

BioLife is reiterating its 2026 financial guidance as follows:
•Revenue of $112.5 million to $115.0 million, representing growth of 17% to 20% compared with 2025 revenue from continuing operations;
•Gross margin (GAAP) and adjusted gross margin (non-GAAP) in the mid-60% range;
•Net income (GAAP) for the full year; and
•Continued expansion of adjusted EBITDA margin (non-GAAP).
Conference Call & Webcast

Management will discuss the Company's financial results, provide a business update and answer questions during a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at https://www.biolifesolutions.com/earnings. In addition, the conference call will be accessible by dialing toll-free 1-833-630-0431 or 1-412-317-1808 for international callers. A webcast replay will be available approximately two hours after the call ends and will be archived on https://www.biolifesolutions.com for 90 days.

About BioLife Solutions

BioLife is a leading developer and supplier of cell processing tools and services for the CGT market. Our expertise facilitates the commercialization of new therapies by supplying solutions that maintain the health and function of biologic materials during the collection, development, manufacturing and distribution. For more information, please visit www.biolifesolutions.com, and follow BioLife on LinkedIn and X.

Cautions Regarding Forward Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” “may,” “estimate,” “guidance,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on our current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings we make with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by us. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included on a consolidated basis in this release: adjusted gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release.

We believe these non-GAAP financial measures are useful to investors in assessing our operating performance. We use these financial measures internally to evaluate our operating performance and for planning and forecasting of future periods. We also believe it is in the best interests of investors to provide this non-GAAP information.

While we believe these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Media & Investor Relations

At the Company

Troy Wichterman
Chief Financial Officer
(425) 402-1400
twichterman@biolifesolutions.com

Investors

Alliance Advisors IR
Jody Cain
(310) 691-7100
jcain@allianceadvisors.com

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except share and per share amounts)

	Three Months Ended March 31,
(In thousands, except per share and share data)	2026	2025

Revenue	$27,500	$22,054
Cost of revenue	10,004	7,254
Gross profit	17,496	14,800
Operating expenses:
General and administrative	12,208	11,351
Sales and marketing	2,526	2,443
Research and development	2,650	1,439
Intangible asset amortization	85	66
Total operating expenses	17,469	15,299
Operating income (loss)	27	(499)

Other income:
Interest income, net	1,041	683
Other income	180	101
Total other income, net	1,221	784

Income before income tax expense	1,248	285
Income tax expense	62	14
Net income from continuing operations	$1,186	$271

Discontinued operations:
Loss from discontinued operations before income tax expense	—	(719)
Income tax benefit	—	—
Loss from discontinued operations	$—	$(719)

Net income (loss)	$1,186	$(448)

Earnings per share - Basic:
Continuing operations	$0.02	$0.01
Discontinued operations	$—	$(0.02)
Net income (loss)	$0.02	$(0.01)
Earnings per share - Diluted:
Continuing operations	$0.02	$0.01
Discontinued operations	$—	$(0.01)
Net income (loss)	$0.02	$—
Weighted average shares used to compute net loss per share attributable to common shareholders:
Basic	48,458,536	47,134,720
Diluted	49,248,075	48,367,556

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited, amounts in thousands)

	Three Months Ended March 31,
(In thousands)	2026	2025
Net income (loss)	$1,186	$(448)
Other comprehensive (loss) income	(252)	9
Comprehensive income (loss)	$934	$(439)

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
(Unaudited, amounts in thousands)

	March 31,	December 31,
(In thousands)	2026	2025
Cash, cash equivalents, and marketable securities	$111,495	$120,177
Working capital	114,969	113,582
Current assets	133,222	136,561
Total assets	400,906	405,884
Current liabilities	18,253	22,979
Long-term obligations	10,423	11,017
Accumulated deficit	(338,510)	(339,696)
Total shareholders' equity	$372,230	$371,888

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION
(Unaudited, amounts in thousands)

	Three Months Ended March 31,
(In thousands)	2026	2025
Net cash (used in) provided by operating activities	$(491)	$1,727
Net cash used in investing activities	(1,830)	(27,176)
Net cash used in financing activities	(7,895)	(2,992)
Net decrease in cash and cash equivalents	$(10,216)	$(28,441)

Cash and cash equivalents – beginning of period	$33,038	$95,386
Cash and cash equivalents – end of period	22,822	66,945

Marketable securities	88,673	40,690

Total cash, cash equivalents, and marketable securities	$111,495	$107,635

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP ADJUSTED GROSS MARGIN
(Unaudited, amounts in thousands)

	Three Months Ended March 31,
(In thousands)	2026	2025
Revenue	$27,500	$22,054
Cost of revenue	(10,004)	(7,254)
GROSS PROFIT	$17,496	$14,800
GROSS MARGIN	64%	67%

ADJUSTMENTS TO GROSS PROFIT:
Gain on disposal of assets	(6)	(12)
Intangible asset amortization	241	259
ADJUSTED GROSS PROFIT	$17,731	$15,047
ADJUSTED GROSS MARGIN	64%	68%

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP ADJUSTED OPERATING EXPENSES
(Unaudited, amounts in thousands)

	Three Months Ended March 31,
(In thousands)	2026	2025
OPERATING EXPENSES	$17,469	$15,299

ADJUSTMENTS TO OPERATING EXPENSES
Acquisition and divestiture costs	(229)	(1,001)
Severance costs	(407)	(416)
Intangible asset amortization	(85)	(66)
Gain on disposal of assets	9	10
ADJUSTED OPERATING EXPENSES	$16,757	$13,826

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP OPERATING INCOME / (LOSS) TO NON-GAAP ADJUSTED OPERATING INCOME
(Unaudited, amounts in thousands)

	Three Months Ended March 31,
(In thousands)	2026	2025
OPERATING INCOME / (LOSS)	$27	$(499)

ADJUSTMENTS TO OPERATING INCOME / (LOSS)

Acquisition and divestiture costs	229	1,001
Severance costs	407	416
Intangible asset amortization	325	325
Gain on disposal of assets	(9)	(10)
ADJUSTED OPERATING INCOME	$979	$1,233

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED NET INCOME
(Unaudited, amounts in thousands)

	Three Months Ended March 31,
(In thousands)	2026	2025
NET INCOME FROM CONTINUING OPERATIONS	$1,186	$271

ADJUSTMENTS TO NET INCOME FROM CONTINUING OPERATIONS

Acquisition and divestiture costs	229	1,001
Severance costs	407	416
Intangible asset amortization	325	325
Gain on disposal of assets	(9)	(10)
Income tax expense	62	14
Other (income) expense	(58)	4
ADJUSTED NET INCOME	$2,142	$2,021

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED EBITDA
(Unaudited, amounts in thousands)

	Three Months Ended March 31,
(In thousands)	2026	2025
NET INCOME FROM CONTINUING OPERATIONS	$1,186	$271

ADJUSTMENTS:
Interest income, net	(1,041)	(683)
Accretion of available-for-sale investments	(122)	(105)
Income tax expense	62	14
Depreciation	374	185
Intangible asset amortization	325	325
EBITDA	$784	$7

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	4,806	3,982
Acquisition and divestiture costs	229	1,001
Severance costs	407	416
Gain on disposal of assets	(9)	(10)
Other (income) expense	(58)	4
ADJUSTED EBITDA	$6,159	$5,400
% of Revenue	22%	24%

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